                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                     CONTACT:   Shereen P. Jones
                                                     Executive Vice President,
                                                     Chief Financial and
                                                         Investment Officer
                                                     Boykin Lodging Company
                                                     (216) 430-1200

            Boykin Lodging Announces Second-Quarter Financial Results
            ---------------------------------------------------------

Cleveland, Ohio, August 12, 2003--Boykin Lodging Company (NYSE: BOY), a hotel real estate investment trust (REIT), today announced financial results for the second quarter and six months ended June 30, 2003.

For the second quarter, the Company's net loss applicable to common shareholders totaled $1.6 million, or $0.09 per fully diluted share, compared with the same period last year when net income totaled $2.9 million, or $0.17 per share. Funds from operations applicable to common shareholders (FFO) for the second quarter totaled $6.5 million, or $0.37 per fully diluted share, a decrease from second-quarter 2002 FFO of $0.53 per share.

Second-quarter 2003 results include the hotel operating results for the Marriott's Hunt Valley Inn, for which the Taxable REIT Subsidiary (TRS) structure was implemented effective September 1, 2002, while comparative second-quarter 2002 results include lease revenue for the property. The Company sold three hotels during the first six months of 2003, and the operating results of those properties are reflected in the financial statements as discontinued operations for all periods presented.

Revenues for the quarter ended June 30, 2003, were $71.9 million, compared with revenues of $66.2 million for the same period last year. Revenue per available room (RevPAR) for the 30 hotels owned as of the end of the second quarter decreased 2.4% to $59.71 from last year's $61.15. Occupancy fell to 63.5% from 64.7%, while the average daily room rate decreased 0.5% to $94.06 from $94.50. During the second quarter, there were approximately 3,600 room nights out of service related to renovations, or 0.5% of the Company's room inventory. For the same period last year, there were approximately 19,500 room nights out of service due to renovation activity, or approximately 2.3% of the Company's room inventory for the quarter.

For the 26 consolidated properties operated under the TRS structure for both years and owned as of June 30, 2003, RevPAR declined 5.2% to $57.44 for the second quarter of 2003 versus $60.62 for the year-earlier period. The RevPAR change resulted from a 2.6% decrease in occupancy to 63.7% in 2003 from 65.4% in 2002, combined with a 2.8% decrease in the average daily rate of $90.11 in 2003 compared with $92.75 for the same period in the prior year. Hotel profit margins for these properties, defined as hotel operating profit (hotel revenues less hotel operating expenses) as a percentage of hotel revenues, averaged 26.6% for the second quarter of 2003, compared with 30.4% for the 2002 period.

Due to progress made on the White Sand Villas project, the Company began recognizing revenue under the percentage of completion method during 2003. Additionally, the Company closed on the sale of three Sanibel View Villas units during the quarter. Included in second-quarter 2003 results are $7.3 million of revenue and $1.9 million of gross profit related to condominium development and unit sales.

As previously announced, during the second quarter the Company entered into an agreement with Hilton Hotels Corporation to terminate the previously existing long-term management agreement surrounding 10 Doubletree hotels. The transaction resulted in a net gain of approximately $0.2 million, which is recorded within property taxes, insurance and other expenses.

The Company also announced that it is currently in the architecture and design stage of the final phase of the redevelopment of its Pink Shell Beach Resort, which entails the construction of a new 43-unit condominium building. To make way for the tower, the Company expects to demolish two existing low-rise buildings. In connection with these plans, the Company recorded a $1.7 million acceleration of depreciation related to the two buildings during the second quarter of 2003.

The operating results of the Holiday Inn Lake Norman, which was sold during the quarter, are reflected as discontinued operations and totaled a negligible loss of less than $0.1 million, net of minority interest, for the quarter. Also included within second-quarter 2003 discontinued operations is the net loss on the sale of the hotel of $0.4 million, net of minority interest.

Included in the Company's second-quarter results is a gain on disposition of $0.3 million related to a small portion of land at the Company's Bellevue, Washington, hotel that was surrendered to the local county as a result of eminent domain action. The Company stated that the surrender of the land does not have an impact on the operations of the hotel.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter, including the Company's share of EBITDA from unconsolidated joint venture subsidiaries, totaled $14.1 million, a 14.3% decrease from last year's second-quarter EBITDA of $16.5 million.

The Company's net loss applicable to common shareholders for the six months ended June 30, 2003, totaled $4.4 million versus net income of $1.0 million for the year-earlier period. Year-to-date revenues through June 30, 2003, totaled $137.7 million, compared with $125.4 million for the six months ended June 30, 2002. RevPAR for the comparable 26 hotels declined 4.3% to $54.50 from last year's $56.96, as occupancy fell less than one point to 60.7% from 61.4%, and the average daily room rate declined 3.3% to $89.77 from $92.84. During the first six months of 2003, the hotel profit margins of the 26 comparable hotels averaged 24.3%, compared with 28.5% for the previous year. EBITDA, including the Company's share of EBITDA from unconsolidated joint venture subsidiaries, totaled $24.0 million, an 11.9% decrease from last year's EBITDA of $27.2 million. For the first six months of 2003, FFO of $9.1 million, or $0.52 per fully diluted share, was below last year's FFO of $13.3 million, or $0.77 per share for the same period.

Robert W. Boykin, Chairman and Chief Executive Officer, commented, "While the overall results for the second quarter continued to reflect the difficult hospitality market, our condominium projects at the Pink Shell continued to be a strong part of our business mix. During the quarter, we closed on three more Sanibel View Villas units, bringing the number of units sold to 57 of the 59 available. We are pleased to announce that, during July, we sold the remaining two available units. The construction of the White Sand Villas condominium project is progressing toward an anticipated completion date around year end or shortly thereafter. To date, 89 of the 92 White Sand condominium units have been pre-sold. We are now looking forward to the final phase of the redevelopment of Pink Shell."

Mr. Boykin continued, "We are aggressively pursuing our strategy to upgrade our hotel portfolio mix. We have sold four non-core assets so far this year for total proceeds of approximately $24.3 million, including the most recent sale of our hotel in Springfield, Oregon. We are actively identifying and pursuing opportunities to redeploy this capital, consistent with our strategy of investing in hotels in major metropolitan areas and destination resort markets."

Capital Structure

At June 30, 2003, Boykin had $17.3 million of cash and cash equivalents, and total consolidated debt of $263.8 million. The Company's pro rata share of the debt of unconsolidated joint ventures totaled $25.0 million.

Three debt facilities were due to mature during the third quarter of 2003. The first was a term loan in the original principal amount of $108.0 million due in July. The amount of this facility was reduced to $91.1 million as of June 30, 2003, upon application of the proceeds of the sale of the Holiday Inn. The Company extended this loan for a period of one year, utilizing the first of two one-year extension options. The other two debt facilities originally scheduled to mature in July 2003 were the Company's $45.0 million term loan and the Company's line of credit, which together had outstanding balances of $46.0 million as of June 30, 2003. The Company was granted a three-month extension for both facilities, while it finalizes terms of the refinancings. These two facilities are now scheduled to mature in October 2003.

Outlook

The Company stated that the outlook for the remainder of 2003 is uncertain; however, based upon its year to date results and current booking trends, it is anticipating that third-quarter RevPAR for the entire portfolio will be 0.5% to 2.5% below the same period last year, with the full-year 2003 RevPAR flat to 2.0% below 2002. Based upon those assumptions, the Company expects that FFO could range between $0.37 and $0.41 per fully diluted share for the third quarter and $1.10 and $1.20 per share for the full year with net loss ranging between $0.06 and $0.10 for the third quarter and $0.50 and $0.60 for the full year.

The Company also stated that it is evaluating the level of its common stock dividend. "We continue to monitor the outlook for operating results to determine the appropriate timing for reinstating the common dividend, and the appropriate dividend level. We remain committed to retaining our REIT status, and will pay out dividends necessary to retain that status," Mr. Boykin concluded.

The Company will hold a conference call with financial analysts to discuss second-quarter 2003 results at 2:00 p.m. Eastern Time today, August 12, 2003. A live webcast of the call can be heard on the Internet by visiting the Company's website at www.boykinlodging.com and clicking on the investor relations page or by visiting other websites that provide links to corporate webcasts.

Boykin Lodging Company is a real estate investment trust that focuses on the ownership of full-service, upscale commercial and resort hotels. The Company currently owns 29 hotels containing a total of 8,434 rooms located in 18 states, and operating under such internationally known brands as Doubletree, Marriott, Hilton, Radisson, Embassy Suites, and Courtyard by Marriott among others. For more information about Boykin Lodging Company, visit the Company's website at www.boykinlodging.com.
----------------------

This news release contains "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the expected benefits from the TRS structure, and the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include financial performance, real estate conditions, execution of hotel acquisition programs, changes in local or national economic conditions, and other similar variables and other matters disclosed in the Company's filings with the SEC, which can be found on the SEC's website at http://www.sec.gov.

The Company believes that FFO is helpful to investors as a measure of the performance of an equity REIT because it provides investors with another indication of the Company's performance prior to deduction of real estate related depreciation and amortization. The Company believes that EBITDA is helpful to investors as a measure of the performance of the Company because it provides an indication of the operating performance of the properties within the portfolio and is not impacted by the capital structure of the REIT.

The Company has made revisions to the calculation of FFO and EBITDA as a result of the new Securities and Exchange Commission rules and regulations regarding the reporting of non-GAAP financial information. Historically, the Company has reversed the impact of deferred lease revenue in its calculation of FFO and EBITDA. Effective January 1, 2003 and forward, these adjustments will no longer be made and any prior-period amounts disclosed have been recalculated using the new method.

Neither FFO nor EBITDA represent cash generated from operating activities as determined by GAAP and should not be considered as an alternative to GAAP net income as an indication of the Company's financial performance or to cash flow from operating activities as determined by GAAP as a measure of liquidity, nor is it indicative of funds available to fund cash needs, including the ability to make cash distributions.

BOYKIN LODGING COMPANY
STATEMENTS OF OPERATIONS, FUNDS FROM OPERATIONS APPLICABLE TO COMMON SHAREHOLDERS, AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (UNAUDITED, AMOUNTS IN THOUSANDS)

                                                                                     THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                                           JUNE 30,                  JUNE 30,
                                                                                     ---------------------    ----------------------
OPERATING DATA:                                                                       2003         2002         2003         2002
                                                                                    ---------    ---------    ---------    ---------
    Revenues:
          Hotel revenues
                Rooms                                                             $  40,720    $  41,081    $  76,555    $  76,770
                Food and beverage                                                    19,996       19,677       36,992       36,046
                Other                                                                 3,555        3,617        6,401        6,277
                                                                                  ---------    ---------    ---------    ---------
          Total hotel revenues                                                       64,271       64,375      119,948      119,093
          Lease revenue                                                                 337        1,385          674        2,668
          Revenues from condominium development and unit sales                        7,286          445       17,096        3,675
                                                                                  ---------    ---------    ---------    ---------
                Total revenues                                                       71,894       66,205      137,718      125,436
                                                                                  ---------    ---------    ---------    ---------
    Expenses:
          Hotel operating expenses
                Rooms                                                                10,067        9,393       19,357       17,976
                Food and beverage                                                    14,106       13,376       26,967       25,348
                Other direct                                                          2,319        2,321        4,075        4,119
                Indirect                                                             18,809       17,640       37,003       34,113
                Management fees to related party                                      1,212        1,169        2,151        2,003
                Management fees to third parties                                        527          882        1,254        1,617
                                                                                  ---------    ---------    ---------    ---------
          Total hotel operating expenses                                             47,040       44,781       90,807       85,176
          Property taxes, insurance and other                                         4,309        4,094        8,610        8,083
          Cost of condominium development and unit sales                              5,353          332       11,685        2,774
          Real estate related depreciation and amortization                           8,979        6,786       16,074       13,581
          Corporate general and administrative                                        2,106        1,738        3,822        3,752
                                                                                  ---------    ---------    ---------    ---------
                Total operating expenses                                             67,787       57,731      130,998      113,366
                                                                                  ---------    ---------    ---------    ---------

                  Operating income                                                    4,107        8,474        6,720       12,070
                                                                                  ---------    ---------    ---------    ---------

          Interest income                                                                55           87          119          161
          Other income                                                                  101          237          191          425
          Interest expense                                                           (4,381)      (4,898)      (8,697)      (9,698)
          Amortization of deferred financing costs                                     (725)        (506)      (1,409)      (1,006)
          Minority interest in (earnings) loss of joint ventures                        (19)         (11)         (39)         (40)
          Minority interest in (earnings) loss of operating partnership                 358         (337)       1,288          104
          Equity in earnings (loss) of unconsolidated joint ventures                    135         (353)        (709)        (989)
                                                                                  ---------    ---------    ---------    ---------

    Income (loss) before gain on disposal of assets and discontinued
      operations                                                                       (369)       2,693       (2,536)       1,027
          Gain on disposal of assets                                                    343         --            376         --
                                                                                  ---------    ---------    ---------    ---------

    Income (loss) before discontinued operations                                        (26)       2,693       (2,160)       1,027

          Discontinued operations:
          Operating income (loss) from discontinued operations, net of minority interest income (expense) of $8 and $110 for the three and six months ended June 30, 2003, and $(37) and $13 for the three and
            six months ended June 30, 2002, respectively                                (43)         205         (622)         (74)
          Gain (loss) on sale of assets, net of minority interest income
            (expense) of $66 and $(142) for the three and six months ended
            June 30, 2003, respectively                                                (373)        --            802         --
                                                                                  ---------    ---------    ---------    ---------
     Net income (loss)                                                            $    (442)   $   2,898    $  (1,980)   $     953
                                                                                  =========    =========    =========    =========

            Preferred dividends                                                      (1,188)        --         (2,376)        --
                                                                                  ---------    ---------    ---------    ---------

     Net income (loss) applicable to common shareholders                          $  (1,630)   $   2,898    $  (4,356)   $     953
                                                                                  =========    =========    =========    =========

FUNDS FROM OPERATIONS (FFO):

                                                                            THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                                 JUNE 30,                JUNE 30,
                                                                           --------------------    --------------------
                                                                             2003        2002        2003        2002
                                                                           --------    --------    --------    --------
     Net income (loss)                                                     $   (442)   $  2,898    $ (1,980)   $    953
                Real estate related depreciation and amortization             8,979       6,786      16,074      13,581
                Real estate related depreciation included in
                  discontinued operations                                        29         241         183         464
                Minority interest                                              (413)        385      (1,217)        (77)
                (Gain) loss on disposal/sale of assets                           96          --      (1,320)         --
                Equity in (income) loss of unconsolidated joint
                  ventures                                                     (135)        353         709         989
                FFO adjustment related to joint ventures                        584         (77)        400        (515)
                                                                           --------    --------    --------    --------
           Funds from operations                                              8,698      10,586      12,849      15,395
       Preferred dividends                                                   (1,188)         --      (2,376)         --
                                                                           --------    --------    --------    --------
        Funds from operations after preferred dividends                       7,510      10,586      10,473      15,395
     Less: Funds from operations related to minority interest                (1,018)     (1,442)     (1,420)     (2,098)
                                                                           --------    --------    --------    --------
     Funds from operations applicable to common shareholders               $  6,492    $  9,144    $  9,053    $ 13,297
                                                                           ========    ========    ========    ========

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA):
       Operating income                                                    $  4,107    $  8,474    $  6,720    $ 12,070
       Interest income                                                           55          87         119         161
       Other income                                                             101         237         191         425
       Real estate related depreciation and amortization                      8,979       6,786      16,074      13,581
       EBITDA applicable to discontinued operations                              24         676        (235)        762
       Company's share of EBITDA of unconsolidated joint ventures               948         297       1,127         235
       EBITDA applicable to joint venture minority interest                     (31)        (14)        (61)        (61)
                                                                           --------    --------    --------    --------
           EBITDA                                                          $ 14,183    $ 16,543    $ 23,935    $ 27,173
                                                                           ========    ========    ========    ========

BOYKIN LODGING COMPANY
PER-SHARE DATA
(UNAUDITED)

                                                                         FOR THE THREE                      FOR THE SIX
                                                                          MONTHS ENDED                      MONTHS ENDED
                                                                             JUNE 30,                          JUNE 30,
                                                                  ----------------------------    --------------------------------
PER-SHARE DATA:                                                       2003             2002             2003              2002
                                                                  -----------    --------------   --------------    --------------
       Income (loss) applicable to common shareholders before
          discontinued operations per share:
                 Basic                                                 $(0.07)            $0.16           $(0.26)            $0.06
                 Diluted                                               $(0.07)            $0.16           $(0.26)            $0.06
       Discontinued operations per share:
                 Basic                                                 $(0.02)            $0.01            $0.01             $0.00
                 Diluted                                               $(0.02)            $0.01            $0.01             $0.00
       Net income (loss) applicable to common shareholders per
          share (a):
                 Basic                                                 $(0.09)            $0.17           $(0.25)            $0.06
                 Diluted                                               $(0.09)            $0.17           $(0.25)            $0.05
       FFO per share:
                 Basic                                                  $0.37             $0.53            $0.52             $0.77
                 Diluted                                                $0.37             $0.53            $0.52             $0.77

       Weighted average common shares outstanding - Basic          17,339,179        17,238,623       17,328,002        17,228,490
       Effect of dilutive securities:
                 Common stock options                                  11,487            78,725           15,248            54,140
                 Restricted share grants                               69,415            61,478           74,957            53,357
                                                                  -----------    --------------   --------------    --------------
       Weighted average common shares outstanding - Diluted        17,420,081        17,378,826       17,418,207        17,335,987

        (a) Per-share amounts may not add due to rounding

BOYKIN LODGING COMPANY
SELECTED HOTEL STATISTICS AND BALANCE SHEET INFORMATION
(UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT STATISTICAL DATA)

                                                    FOR THE THREE                FOR THE SIX
                                                    MONTHS ENDED                 MONTHS ENDED
                                                      JUNE 30,                     JUNE 30,
                                            --------------------------    --------------------------
                                                2003           2002           2003           2002
                                            -----------    -----------    -----------    -----------
HOTEL STATISTICS:
---------------------------------
      All Hotels (30 hotels) (a)
             Hotel revenues                     $71,429        $74,550       $132,120       $135,737
             RevPAR                              $59.71         $61.15         $55.65         $56.43
             Occupancy                             63.5%          64.7%          60.0%          60.2%
             Average daily rate                  $94.06         $94.50         $92.75         $93.79

      Comparable Hotels (26 hotels) (b)
             Hotel revenues                     $60,312        $64,375       $112,963       $119,094
             RevPAR                              $57.44         $60.62         $54.50         $56.96
             Occupancy                             63.7%          65.4%          60.7%          61.4%
             Average daily rate                  $90.11         $92.75         $89.77         $92.84

         (a) Includes all hotels owned or partially owned by Boykin at the end of the quarter.
         (b) Includes all consolidated hotels operated under the TRS structure for both periods and owned or partially owned by Boykin at the end of the quarter.


                                                               JUNE 30,    DECEMBER 31,
                                                                 2003         2002
                                                              ---------    ---------
SELECTED BALANCE SHEET INFORMATION:
----------------------------------
      Assets
            Investment in hotel properties                     $613,347     $604,621
            Accumulated depreciation                           (144,963)    (129,327)
                                                              ---------    ---------
            Investment in hotel properties, net                 468,384      475,294
            Cash and cash equivalents including
              restricted cash                                    33,426       38,945
            Accounts receivable                                  22,095        9,296
            Investment in unconsolidated joint ventures          16,700       17,156
            Other assets                                         12,315       17,958
            Assets of discontinued operations, net                   --       16,860
                                                              ---------    ---------
      Total Assets                                             $552,920     $575,509
                                                              =========    =========

      Liabilities and Shareholders' Equity
            Outstanding debt                                   $263,832     $257,952
            Accounts payable and accrued expenses                38,920       42,981
            Deferred lease revenue                                  284           --
            Minority interest in joint ventures                   2,403        2,419
            Minority interest in operating partnership           12,457       14,202
            Liabilities of discontinued operations                   --       17,664
            Shareholders' equity                                235,024      240,291
                                                              ---------    ---------
      Total Liabilities and Shareholders' Equity               $552,920     $575,509
                                                              =========    =========